Amerant Bancorp Inc. Announces Sale of Texas Operations

CORAL GABLES, Fla.--(BUSINESS WIRE) –Amerant Bancorp Inc. (NYSE: AMTB) (“Amerant” or the “Company”), today announced that its wholly owned subsidiary, Amerant Bank, N.A., entered into a definitive purchase and assumption agreement under which MidFirst Bank, based in Oklahoma City, Oklahoma, will acquire Amerant Bank’s banking operations and six branches in the Houston, Texas metropolitan area. The transaction includes approximately $576 million of deposits and $529 million in loans.

“As part of our strategic planning process, we reviewed our current business model of operating in both Florida and Texas. While we have appreciated the opportunity to serve our customers in Houston and see the potential for growth there, we recognized that additional investment would be needed to gain the scale necessary for our Houston operations to materially contribute to future results,” said Jerry Plush, Chairman and CEO. “With the tremendous growth opportunities we see here in Florida, we believe it is prudent to focus on the execution on our ongoing expansion plans in South Florida and Tampa, and continue to work toward achieving our goal of being the bank of choice in the markets we serve.”

The transaction is subject to customary closing conditions, including regulatory approvals, and is expected to close in the second half of 2024.

Stephens Inc. served as financial adviser and Squire Patton Boggs (US) LLP provided legal counsel to Amerant. Raymond James & Associates, Inc. served as financial adviser and Covington & Burling LLP provided legal counsel to MidFirst Bank.

Today, April 17, 2024, Jerry Plush, Chairman and Chief Executive Officer, and Sharymar Calderón, Executive Vice-President and Chief Financial Officer, will host a conference call at 5:30PM ET to discuss the transaction.

Conference Call Details

Participant Dial-In: (866) 405-1245 / (215) 268-9857
Click here for participant International Toll-Free access numbers

Webcast Access:
The conference call will be webcast live online and may be accessed through the investor relations section of the Company’s website, www.amerantbank.com, in “IR Calendar” under the “News & Events” heading. A replay of the webcast will be available on the Company's website for approximately 30 days.

About Amerant Bancorp Inc.
Amerant Bancorp Inc. is a bank holding company headquartered in Coral Gables, Florida since 1979. The Company operates through its subsidiaries, Amerant Bank, N.A. (the “Bank”), Amerant Investments, Inc., Elant Bank and Trust Ltd., and Amerant Mortgage, LLC. The Company provides individuals and businesses with deposit, credit and wealth management services. The Bank, which has operated for over 40 years, is the largest community bank headquartered in Florida. The Bank operates 24 banking centers – 17 in South Florida, 1 in Tampa, Florida, and 6 in Houston, Texas. For more information, visit www.investor.amerantbank.com.

Forward-Looking Statements
This press release contains “forward-looking statements” including statements with respect to the Company’s objectives, expectations and intentions and other statements that are not historical facts. All statements other than statements of historical fact are statements that could be forward-looking statements. Forward-looking statements include the Company’s strategic rationale for, and proposed benefits of, the Company’s sale of its Houston franchise (the “Sale Transaction”), the Company’s ability to consummate the Sale Transaction on terms acceptable to the Company, if at all, the Company’s expected use of proceeds from the Sale Transaction, the Company’s business strategy following the consummation of the Sale Transaction, and the Company’s growth initiatives in Florida, including expectations regarding the labor market in Florida. You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “point to,” “project,” “could,” “intend,” “target,” “goals,” “outlooks,” “modeled,” “dedicated,” “create,” and other similar words and expressions of the future.

Forward-looking statements, including those relating to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, involve risks, uncertainties and other factors, which may be beyond our control, and which may cause the Company’s actual results, performance, achievements, or financial condition to be materially different from future results, performance, achievements, or financial condition expressed or implied by such forward-looking statements. You should not rely on any forward-looking statements as predictions of future events. You should not expect us to update any forward-looking statements, except as required by law. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, together with those risks and uncertainties described in “Risk factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2023 filed on March 7, 2024 (the “Form 10-K”), our quarterly reports on Form 10-Q, and in our other filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website www.sec.gov.

CONTACTS:
Investors
InvestorRelations@amerantbank.com
(305) 460-8728

Media
MediaRelations@amerantbank.com
(305) 441-8414
2